Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ascent Solar Technologies, Inc. of our report dated March 31, 2025, relating to our audit of December 31, 2024 and 2023, financial statements of Ascent Solar Technologies, Inc.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

December 23, 2025